EXHIBIT 11.1


                        THE CHARLES SCHWAB CORPORATION

                       Computation of Earnings per Share
                   (In thousands, except per share amounts)

                                                                       Year Ended December 31,

                                                                     1995        1994       1993
                                                                     ----        ----       ----
Income before extraordinary charge                                 $172,604    $135,343   $124,368
Extraordinary charge - early retirement of debt, net of tax                                  6,700
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Net Income                                                         $172,604    $135,343   $117,668
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Shares*
    Primary:
    Weighted average number of common shares outstanding            172,285     169,953    172,674
    Common stock equivalent shares related to option plans            6,191       5,253      5,676
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    Weighted average number of common and
        common equivalent shares outstanding                        178,476     175,206    178,350
==================================================================================================
    Fully Diluted:
    Weighted average number of common shares outstanding            172,285     169,953    172,674
    Common stock equivalent shares related to option plans            6,577       5,388      6,045
--------------------------------------------------------------------------------------------------
    Weighted average number of common and
        common equivalent shares outstanding                        178,862     175,341    178,719
==================================================================================================

Per Share*
   Net earnings before extraordinary charge                            $.97        $.77       $.70
   Extraordinary charge - early retirement of debt                                             .04
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   Primary earnings per share                                          $.97        $.77       $.66
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   Fully diluted earnings per share                                    $.97        $.77       $.66
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* Reflects the March 1995 three-for-two common stock split and the September 1995 two-for-one common stock split.